UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2010

Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52001	91-2102350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  866-355-3644

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 8, 2010, the Board of Directors (the “Board”) of Delta Oil & Gas, Inc. (the “Company”) adopted the 2010 Incentive Compensation Plan (the “2010 Plan”).  The purpose of the 2010 Plan is to provide incentives that will attract and retain the best available directors of the Company, employees of the Company or any subsidiary that now exists or hereafter is organized or acquired by the Company and appropriate third parties who can provide valuable services to the Company.  The adoption of the 2010 Plan or any grants thereunder are not conditioned upon stockholder approval.

Subject to adjustment as provided in the 2010 Plan, the number of shares of Common Stock of the Company that may be issued under the 2010 Plan shall not exceed 2,000,000.  The 2010 Plan permits the grants of stock options, stock appreciation rights, restricted stock awards, performance stock awards and phantom stock awards.

The foregoing description of the material terms of the 2010 Plan does not purport to be a complete description of the 2010 Plan and is qualified in its entirety by reference to the 2010 Plan, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d)            Exhibits.

10.1         Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2010

Delta Oil & Gas, Inc.

By:	/s/ Christopher Paton-Gay
Name:	Christopher Paton-Gay
Title:	Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Delta Oil & Gas, Inc. 2010 Incentive Compensation Plan.